Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT AND TERMINATION OF BUSINESS SERVICES AGREEMENT

This AMENDMENT TO LOAN AGREEMENT AND TERMINATION OF BUSINESS SERVICES AGREEMENT is entered into as of February 7, 2020 (the “Agreement”), by and among CurrencyWorks Inc., a Nevada corporation, f/k/a ICOx Innovations Inc. (“Lender”), Ryde GmbH, a German company (“Borrower”) and Ryde Holding Inc., a US company (“Customer”).

RECITALS

A. Lender and Borrower entered into that certain Loan Agreement dated on or about July 27, 2018 (the “Original Loan Agreement”), as amended by that certain Loan Extension Agreement I, dated on or about July 12, 2019 (“Extension I”), and that certain Loan Extension Agreement II, dated on or about September 30, 2019 (“Extension II,” and sometimes together with the Original Loan Agreement and Extension I, the “Loan Agreement”), and in connection with the Loan Agreement, entered into that certain Security Agreement dated on or about July 27, 2018 (the “Security Agreement,” and sometimes together with the Loan Agreement, the “Loan Documents”).

B. Pursuant to the Loan Agreement, Lender transferred Borrower US$500,000 on or about July 9, 2018, and US$750,000, on or about July 27, 2018 (collectively, the “Loan”).

C. As of the date hereof, Borrower owes lender US$1,250,000 under the Loan Documents, plus accrued interest.

D. Lender and Customer are parties to a Business Services Agreement dated on or about December 29, 2017 as amended on March 15, 2018 and as amended on July 9, 2018 and as amended on October 29, 2018 (the “BSA”).

E. Lender and Borrower desire to amend the Loan Agreement and Lender and Customer desire to terminate the BSA, each in accordance with the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Interest Rate. Commencing on January 1, 2020, interest shall commence accruing on the outstanding principal balance of the loan at a rate of 6% per annum. Notwithstanding the foregoing, if there is any default on the terms of the Loan Agreement, as amended hereby, default interest at the lesser of 18% per annum and the highest rate permitted by applicable law, shall be deemed to have retroactively been accruing on the Loan as of January 1, 2020, and shall continue accruing until the earlier of the date such default is cured and the date the Loan is repaid in full.

1

2. Payments and Maturity Date.

(a) Interest Payments. On or before February 7, 2020, Borrower shall pay Lender US$125,000, which shall be deemed payment in full of all interest accrued under the Loan Agreement through December 31, 2019. Commencing on March 31, 2020, Borrower shall make quarterly interest only payments on or before the last day of each calendar quarter, until such time as the Loan is repaid in full.

(b) Principal Payments. On or before February 7, 2020, Borrower shall pay Lender US$150,000, which shall reduce the outstanding principal balance of the Loan by US$150,000. The remaining unpaid principal balance of the Loan and all accrued and unpaid interest, shall be due and paid in full on or before the earlier of (a) December 31, 2021, and (b) March 31, 2021, provided, Borrower has Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as defined under United States GAAP of more than US$5,000,000, for the 12 month period ending December 31, 2020, as certified by an independent auditor appointed by the Borrower. If Borrower does not provide such certified financial statements on or before March 31, 2021, the remaining unpaid principal balance of the Loan and all accrued and unpaid interest, shall be immediately due and paid in full.

3. Payment of Expenses. On or before February 7, 2020, Borrower shall pay to Lender a total of US$27,500 for expense reimbursement related to (US$17,500 for Pickwick invoice and US$10,000 for Raue invoice).

4. Termination of BSA. The BSA is hereby terminated and definitively dissolved between Lender and Customer. The parties to this Agreement agree that no further rights or obligations exist under the BSA.

5. Customer will issue to Lender 10 million KodakOne Tokens after their issuance.

6. Affirmation of Source Code Covenants. Borrower hereby represents and warrants that it has complied with and shall continue to comply with each of the covenants in Section 3 of Extension I, including, but not limited to, satisfying the Ryde Deposition Obligation (as defined in Extension I), and depositing all Software Updates with the Escrow Agent (as defined in Extension I), pursuant to Section 3.6 of Extension I.

7. Miscellaneous.

(a) The Loan Agreement, as amended hereby, and the Security Agreement, shall be and remain in full force and effect in accordance with their respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof. Borrower hereby ratifies and reaffirms the continuing effectiveness of all of the Loan Documents, as amended by this Agreement.

(b) Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Agreement, and except as set forth above, no Event of Default has occurred and is continuing.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

[signature page follows]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Loan Agreement and Termination of Business Services Agreement as of the first date above written.

BORROWER:

RYDE GMBH

By:	/s/ Jan Denecke
Name:	Jan Denecke
Title:	CEO

CUSTOMER:

RYDE HOLDING INC.

By:	/s/ Jan Denecke
Name:	Jan Denecke
Title:	CEO

LENDER:

CURRENCYWORKS INC.

By:	/s/ Michael Blum
Name:	Michael Blum
Title:	COO

3